EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002 (18 U.S.C. § 1350)

Each, Fred T. Bauer, Chief Executive Officer of Gentex Corporation, and Steven A. Dykman, Chief Financial Officer of Gentex Corporation, certify, to the best of their knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	The quarterly report on Form 10-Q for the quarterly period ended June 30, 2012, which this statement accompanies, fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this quarterly report on Form 10-Q of the quarterly period ended June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of Gentex Corporation.

Dated: August 2, 2012	GENTEX CORPORATION

	By	/s/ Fred T. Bauer
Fred T. Bauer
Its Chief Executive Officer

	By	/s/ Steven A. Dykman
Steven A. Dykman
Its Vice President – Finance and
Chief Financial Officer

A signed original of this written statement has been provided to Gentex Corporation and will be retained by Gentex Corporation and furnished to the Securities and Exchange Commission or its staff upon request.